SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2025

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.10 per share	WTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the “Registrant”) and Suzanne L. Stefany entered into an indemnification agreement dated as of November 9, 2025 in connection with her election as a Director of the Registrant.

The indemnification agreement entered into between the Registrant and Ms. Stefany is the Registrant’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 29, 2025. The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2025, the Board of Directors of the Registrant elected Suzanne L. Stefany to serve as a member of the Registrant’s Board of Directors until the Registrant’s 2026 Annual Meeting of Stockholders or until her successor has been duly elected and qualified. Ms. Stefany was also appointed to serve as a member of the Governance and Sustainability Committee and the Compensation Committee.

Ms. Stefany has served as Senior Advisor to PJT Partners since October 2024, and previously served as a Partner of PJT Partners from 2017 to October 2024. PJT Partners is an advisory-focused investment bank. Prior to joining PJT Partners, Ms. Stefany was a Managing Director and Global Industry Analyst with Wellington Management Company. Ms. Stefany has served as a director of AMETEK Inc. since 2022. AMETEK is a global provider of industrial technology solutions. Ms. Stefany also served as a director of JELD-WEN Holding Inc. from 2017 until April 2024. JELD-WEN is a global designer, manufacturer and distributor of high-performance interior and exterior doors, windows and related building products.

Ms. Stefany will receive a grant of 351 shares of class A common stock under the Registrant’s Third Amended and Restated 2004 Stock Incentive Plan, which represents three quarters of the value of the annual grant of class A common stock to non-employee directors, and she will receive a pro-rated amount of the normal annual cash retainer for non-employee directors.

There are no transactions in which Ms. Stefany has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The disclosure contained in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2025	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel, Chief Sustainability Officer, Chief Compliance Officer & Secretary